Exhibit 10.81

AMENDMENT NO. 1, dated as of November 5, 2010 (this “Amendment”), to the Employment Agreement by and between Burger King Corporation, a Florida corporation (together with any successor thereto, the “Company”) and Steven M. Wiborg (the “Executive”), dated as of October 21, 2010 (the “Employment Agreement”). All capitalized terms used herein shall have the meanings ascribed to them in the Employment Agreement, unless otherwise defined herein.

WHEREAS, Executive commenced employment with the Company on October 25, 2010; and

WHEREAS, the Company desires that Executive continue to serve the Company on the terms and conditions set forth in the Employment Agreement as herein amended.

NOW, THEREFORE, the Company and Executive hereby agree that effective as of the date of this Amendment, the Employment Agreement shall be amended as follows:

1. Moving Allowance. In addition to the moving allowance set forth in Paragraph 4 of the Employment Agreement, the Company shall also pay to Executive an additional, one time moving allowance in the amount of $100,000, such amount to be grossed-up by the Company for applicable taxes. The Company shall pay this additional moving allowance as soon as practicable, but in no event later than November 30, 2010. Executive will be required to repay all amounts paid pursuant to this Paragraph 1 should Executive voluntarily terminate his employment with the Company (other than for Good Reason) or be terminated for Cause, in either case, within one (1) year following the Commencement Date.

2. Miscellaneous. The Employment Agreement, except as expressly modified hereby, shall remain in full force and effect.

3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of Florida without reference to principles of conflicts of laws.

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Intending to be legally bound hereby, the parties have executed this Amendment as of the date first set forth above.

BURGER KING CORPORATION

By:	/s/ Jose Tomas
Name:	Jose Tomas
Title:	Executive Vice President and Chief Human Resources Officer

Executive

/s/ Steven M. Wiborg
Steven M. Wiborg